July 1, 2012

JPMorgan Trust I

270 Park Avenue

New York, NY 10017

Dear Sirs:

J.P. Morgan Investment Management Inc, JPMorgan Funds Management, Inc. and JPMorgan Distribution Services, Inc. (collectively, “JPMorgan Service Providers”) hereby agree to waive fees owed to each JPMorgan Service Provider or to reimburse the JPMorgan SmartRetirement Blend Income Fund, the JPMorgan SmartRetirement Blend 2015 Fund, the JPMorgan SmartRetirement Blend 2020 Fund, the JPMorgan SmartRetirement Blend 2025 Fund, the JPMorgan SmartRetirement Blend 2030 Fund, the JPMorgan SmartRetirement Blend 2035 Fund, the JPMorgan SmartRetirement Blend 2040 Fund, the JPMorgan SmartRetirement Blend 2045 Fund, the JPMorgan SmartRetirement Blend 2050 Fund, and the JPMorgan SmartRetirement Blend 2055 Fund (each a “Fund”) for the time periods so indicated. The JPMorgan Service Providers will waive fees or reimburse expenses to the extent total operating expenses exceed the rate of average daily net assets indicated on Schedule A. This expense limitation does not include: (1) dividend expenses on securities sold short, interest, taxes, expenses related to litigation and potential litigation, extraordinary expenses not incurred in the ordinary course of the Funds’ business and expenses related to the J.P. Morgan Funds’ Board of Trustees deferred compensation plan incurred by the Fund or an underlying fund as defined in the Fund’s prospectus, and (2) acquired fund fees incurred by an underlying fund. The JPMorgan Service Providers understand and intend that the Fund will rely on this agreement in preparing and filing its registration statements on Form N-1A and in accruing the Fund’s expenses for purposes of calculating net asset value and for other purposes, and expressly permit the Fund to do so.

Please acknowledge acceptance on the enclosed copy of this letter.

Very truly yours,

J.P. Morgan Investment Management Inc.

JPMorgan Funds Management, Inc.

JPMorgan Distribution Services, Inc.

By:

Accepted by:
JPMorgan Trust I

By:

SCHEDULE A

Fund Name	Class	Fiscal Year End	Expense Cap	Expense Cap Period End
JPMorgan SmartRetirement Blend Income Fund	Class A	June 30	0.85%	[October 31], 2013
	Class C		1.45%
	Select		0.70%
	Class R2		1.10%
	Class R5		0.50%
	Class R6		0.45%

JPMorgan SmartRetirement Blend 2015 Fund	Class A	June 30	0.85%	[October 31], 2013
	Class C		1.45%
	Select		0.70%
	Class R2		1.10%
	Class R5		0.50%
	Class R6		0.45%

JPMorgan SmartRetirement Blend 2020 Fund	Class A	June 30	0.85%	[October 31], 2013
	Class C		1.45%
	Select		0.70%
	Class R2		1.10%
	Class R5		0.50%
	Class R6		0.45%

JPMorgan SmartRetirement Blend 2025 Fund	Class A	June 30	0.85%	[October 31], 2013
	Class C		1.45%
	Select		0.70%
	Class R2		1.10%
	Class R5		0.50%
	Class R6		0.45%

JPMorgan SmartRetirement Blend 2030 Fund	Class A	June 30	0.85%	[October 31], 2013
	Class C		1.45%
	Select		0.70%
	Class R2		1.10%
	Class R5		0.50%
	Class R6		0.45%

JPMorgan SmartRetirement Blend 2035 Fund	Class A	June 30	0.85%	[October 31], 2013
	Class C		1.45%
	Select		0.70%
	Class R2		1.10%
	Class R5		0.50%
	Class R6		0.45%

JPMorgan SmartRetirement Blend 2040 Fund	Class A	June 30	0.85%	[October 31], 2013
	Class C		1.45%
	Select		0.70%
	Class R2		1.10%
	Class R5		0.50%
	Class R6		0.45%

JPMorgan SmartRetirement Blend 2045 Fund	Class A	June 30	0.85%	[October 31], 2013
	Class C		1.45%
	Select		0.70%
	Class R2		1.10%
	Class R5		0.50%
	Class R6		0.45%

JPMorgan SmartRetirement Blend 2050 Fund	Class A	June 30	0.85%	[October 31], 2013
	Class C		1.45%
	Select		0.70%
	Class R2		1.10%
	Class R5		0.50%
	Class R6		0.45%

JPMorgan SmartRetirement Blend 2055 Fund	Class A	June 30	0.85%	[October 31], 2013
	Class C		1.45%
	Select		0.70%
	Class R2		1.10%
	Class R5		0.50%
	Class R6		0.45%

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